EXPURGATED                                   CONFIDENTIAL
                                             TREATMENT
                                             REQUESTED BY
                                             CONTINENTAL
                                             AIRLINES, INC.

                                                Exhibit 4.11

               MASTER RESTRUCTURING AGREEMENT


          MASTER RESTRUCTURING AGREEMENT, dated as of March 30, 1995, among CONTINENTAL AIRLINES, INC., a Delaware corporation ("Continental"), CONTINENTAL EXPRESS, INC., a Delaware corporation ("Express"), GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("GE Capital"), GENERAL ELECTRIC COMPANY, a New York corporation ("GE"), and GLOBAL PROJECT & STRUCTURED FINANCE CORPORATION (formerly Transportation and Industrial Funding Corporation), a Delaware corporation ("GPSF").


                          AGREEMENT

          In consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:


                          ARTICLE I

                         DEFINITIONS

          Section 1.01.  Other Defined Terms.  Unless
defined in Section 1.02 below, all capitalized terms used in this Agreement shall have the meanings set forth in the B-1
Loan Agreement.

          Section 1.02.  Defined Terms.  Capitalized terms
used in this Agreement shall have the following respective meanings when used herein:

          "Agreement" shall mean this Agreement, including all amendments, modifications and supplements hereto and any appendices, exhibits or schedules to any of the foregoing and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative.

          "Air Canada Consent" shall mean the consent, in form and substance satisfactory to the GE Parties, given by Air Canada in respect of the Restructuring Documents.

          "Air Partners" shall mean Air Partners, L.P., a
Texas limited partnership.

          "Aircraft Lease" shall mean each of the lease agreements listed on Schedule 1 to this Agreement.

          "Aircraft Mortgage Supplement" shall mean a Supplement, in the form of Exhibit A to the Aircraft
Mortgage.

          "AMI" shall mean Air Micronesia, Inc., a Delaware corporation.

          "AMI Companies" shall mean, collectively, AMI, CMI, and their respective Subsidiaries.

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          "Aviation Act" shall mean the Federal Aviation Act
of 1958, as amended from time to time, or any similar legislation of the U.S. enacted in substitution or replacement thereof.

          "A-300" shall mean the A300B4-203 aircraft
(manufacturer's serial number 262) currently leased by Continental from GE Capital.

          "A-300 Obligations" shall mean, at any time, the obligations (other than the Aircraft Lease relating thereto in existence on the date hereof) then owing by Continental to GE Capital under all agreements and other evidences of Indebtedness with respect to the A-300, as such obligations may be amended from time to time.

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          "B-1 Collateral Document Amendment" shall mean the
amendment, in substantially the form of Exhibit A hereto, to the B-1 Collateral Agency Agreement.

          "B-1 Deferred Amount" shall have the meaning specified in the B-1 Loan Amendment.

          "B-1 Loan Agreement" shall mean the Loan
Agreement, dated as of April 27, 1993, between Continental and GPSF, relating to the B-1 Loan.

          "B-1 Loan Amendment" shall mean the waiver, consent and amendment, in substantially the form of Exhibit
B hereto, amending the B-1 Loan Agreement.

          "B-2 Collateral Document Amendment" shall mean the amendment, in substantially the form of Exhibit C hereto, to the B-2 Collateral Agency Agreement.

          "B-2 Deferred Amount" shall have the meaning specified in the B-2 Loan Amendment.

          "B-2 Loan Agreement" shall mean the Loan
Agreement, dated as of April 27, 1993, between Continental and GPSF, relating to the B-2 Loan.

          "B-2 Loan Amendment" shall mean the waiver, consent and amendment, in substantially the form of Exhibit
D hereto, amending the B-2 Loan Agreement.

          "B-737 Lease" shall mean the documents evidencing the single investor lease financing of the B-737-524 aircraft (manufacturer's serial number 27332) that closed on October 27, 1994.

          "CMI" shall mean Continental Micronesia, Inc., a
Delaware corporation.

          "CMI Deferred Amount" shall have the meaning set forth in the CMI Loan Amendment.

          "CMI Loan Agreement" shall mean that certain Loan
Agreement, dated as of April 27, 1993 among AMI, CMI and the lenders who are parties thereto.

          "CMI Loan Amendment" shall mean the waiver, consent and amendment, in substantially the form of Exhibit
F hereto, amending the CMI Loan Agreement.

          "Collateral Document Amendments" shall mean each of the B-1 Collateral Document Amendment, the B-2 Collateral
Document Amendments, the Express Collateral Document
Amendments, the Continental AMI Pledge Amendment and the
Consolidation Loan Collateral Document Amendments.

          "Consolidation Collateral Agency Agreement
Amendment" shall mean the amendment, in substantially the form of Exhibit G hereto, amending the Consolidation
Collateral Agency Agreement, as defined in the Consolidation
Loan Agreement.

          "Consolidation Deferred Amount" shall have the meaning set forth in the Consolidation Loan Amendment.

          "Consolidation Loan" shall mean, collectively, the loans made to Continental by GE pursuant to the terms of the Consolidation Loan Agreement.

          "Consolidation Loan Agreement" shall mean that certain Loan Agreement, dated as of April 27, 1993, between Continental and GE.

          "Consolidation Loan Amendment" shall mean the waiver, consent and amendment, in substantially the form of Exhibit H hereto, amending the Consolidation Loan Agreement.

          "Consolidation Loan Collateral Document
Amendments" shall mean the Consolidation Mortgage and Security Agreement Amendment, the Consolidation Security
Agreement Amendment and the Consolidation Collateral Agency
Agreement Amendment.

          "Consolidation Mortgage and Security Agreement
Amendment" shall mean the amendment, in substantially the form of Exhibit I hereto, amending the Mortgage, as defined in the Consolidation Loan Agreement.

          "Consolidation Security Agreement Amendment" shall mean the amendment, in substantially the form of Exhibit J hereto, amending the Consolidation Security Agreement, as defined in the Consolidation Loan Agreement.

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          "Continental AMI Pledge Agreement" shall mean the
Continental Stock Pledge Agreement, as defined in the CMI
Loan Agreement.

          "Continental AMI Pledge Amendment" shall mean the amendment, in substantially the form of Exhibit K hereto, amending the Continental AMI Pledge Agreement.

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          "Continental Party" shall mean each of
Continental, CMI and Express, and "Continental Parties" shall mean all of them.

          "Continental Express Pledge Agreement" shall mean the Borrower Pledge Agreement.

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          "Deferred Amount" shall mean the B-1 Deferred
Amount, the B-2 Deferred Amount, the CMI Deferred Amount, the Consolidation Deferred Amount, the Modification Notes
Deferred Amount, the Lease Deferral Deferred Amount, the
Rent Deferral Deferred Amount and the A-300 Obligations.

          "Disclosure Letter" shall mean the letter, of even date herewith, from Continental to the GE Parties.

          "Dormant Routes" shall have the meaning set forth in Section 10.12.


          "Draft 10-K" shall have the meaning set forth in
Section 10.05(a).

          "Election" shall have the meaning set forth in
Section 3.03.

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          "Express B-1 Guaranty Amendment" shall mean the
amendment, in substantially the form of Exhibit L hereto, to the Express B-1 Guaranty.

          "Express B-2 Guaranty Amendment" shall mean the amendment, in substantially the form of Exhibit M hereto, to the Express B-2 Guaranty.

          "Express Collateral Agency Agreement Amendment" shall mean the amendment, in substantially the form of Exhibit N hereto, to the Express Collateral Agency
Agreement.

          "Express Collateral Agent" shall mean GPSF as collateral agent under the Express Collateral Agency
Agreement and its successors and assigns as collateral agent thereunder.

          "Express Collateral Document Amendments" shall mean the Express B-1 Guaranty Amendment, the Express B-2
Guaranty Amendment and the Express Collateral Agency
Agreement Amendment.

          "Financing Agreement" shall mean the Agreement, dated as of April 6, 1993, between GE and Continental.

          "GE Party" shall mean GE Capital, GE, GPSF,
Polaris Holding Company and Wilmington Trust Company (not in its individual capacity but solely as owner trustee and lessor under certain of the Aircraft Leases), and "GE
Parties" shall mean all of them.

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          "Interest Rate Agreement" shall have the meaning
set forth in Section 8.01.

          "Lease Amendments" shall mean the amendments, in substantially the form of Exhibits O-1, O-2, O-3 and O-4 hereto, to each of the Aircraft Leases.

          "Lease Deferral Deferred Amount" shall mean the aggregate principal amount evidenced by each Lease Deferral
Note.

          "Lease Deferral Notes" shall mean the promissory notes, in substantially the form of Exhibits P-1, P-2 and P-
3 hereto, evidencing Continental's obligations with respect to the deferrals of rent under the Lease Amendments.

          "Letter Agreement No. 7" shall have the meaning set forth in the Consolidation Loan Amendment.

          "LIBOR Rate" shall mean the average of the four rates, reported two Business Days before the date on which GE Capital and Continental enter into each Interest Rate
Agreement by Telerate News Service (or such other number of rates as such service may from time to time report), at which foreign branches of major United States banks offer
United States dollar deposits to other banks for a 90-day period in the London interbank market.

          "Modification Note Amendments" shall mean each of the amendments, in substantially the form of Exhibit Q-1 and Q-2 hereto, to the notes issued to any GE Party evidencing the Modification Financing.

          "Modification Notes Deferred Amounts" shall mean each of the Modification Note Deferred Amounts as specified in the Modification Note Amendments.

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          "Rent Deferral Deferred Amount" shall mean each of
the Rent Deferral Deferred Amounts as specified in the Rent
Deferral Note Amendments.

          "Redelivery Notice" shall have the meaning set forth in Section 2.03.

          "Rent Deferral Note Amendments" means the amendments, in substantially the form of Exhibit S hereto, to the Rent Deferrals.

          "Restructuring Collateral Valuation Report" shall mean the valuation report, dated March 14, 1995, as updated on March 30, 1995 prepared by Morten Beyer and Associates.

          "Restructuring Date" shall mean the date when all of the conditions set forth in Article IX hereof shall have been satisfied.

          "Restructuring Documents" shall mean this
Agreement, the CMI Loan Amendment, the B-1 Loan Amendment, the B-2 Loan Amendment, the Consolidation Loan Amendment, the Lease Amendments, the A-300 Obligations, the
Modification Note Amendments, the Rent Deferral Note
Amendments, the Lease Deferral Notes, the B-1 Collateral
Document Amendment, the B-2 Collateral Document Amendment, the Pledge Supplement to the Continental Express Pledge
Agreement, the Continental AMI Pledge Amendment, the
Aircraft Mortgage Amendment, the Consolidation Collateral
Agency Agreement Amendment, the Consolidation Mortgage and
Security Agreement Amendment, the Consolidation Security
Agreement Amendment, the Reimbursement Agreement, Letter
Agreement No. 7, the Express Collateral Agency Agreement
Amendment, the Express B-1 Guaranty Amendment, and the
Express B-2 Guaranty Amendment.

          "Restructuring Expenses" shall mean all fees, costs and expenses incurred by any GE Party to the extent required to be paid by any Continental Party pursuant to the terms of Section 11.02.

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          "Subject Lease" shall have the meaning set forth
in Section 2.01.

          "Subsequent Agreement" shall have the meaning set forth in Section 3.03.

                         ARTICLE II

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                         ARTICLE III

                        A-300 RETURN

          Section 3.01. Compliance with Lease. Continental agrees to redeliver to GE Capital the A-300 no later than June 30, 1995. Until the A-300 has been redelivered by Continental, Continental shall comply with all terms and conditions of the lease, as amended, relating to the A-300.

          Section 3.02.  Return Condition.  Continental may
redeliver the A-300 in a condition that does not meet the
return conditions contained in the lease relating thereto;
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                         ARTICLE IV

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                          ARTICLE V

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                         ARTICLE VI

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                         ARTICLE VII

                    ADDITIONAL COVENANTS

          Section 7.01. Continental Covenants. Continental agrees that notwithstanding the provisions of the B-1 Loan Agreement or the B-2 Loan Agreement, for so long as the GE Parties hold 66 2/3% in principal amount of the Notes issued under either the B-1 Loan Agreement or the B-2 Loan Agreement (as defined in such agreements) or a majority in principal amount of the Notes issued under the Consolidation Loan Agreement (as defined in such agreement), as the case may be, it shall be obligated to comply with the covenants contained on Schedule 7.01, and the failure by Continental to comply with any of such covenants shall, subject to the grace periods and notice provisions contained in Section 9.1(c) of the B-1 Loan Agreement, B-2 Loan Agreement or Consolidation Loan Agreement, respectively, constitute an Event of Default under the B-1 Loan Agreement, the B-2 Loan Agreement or the Consolidation Loan Agreement, respectively. Each of the GE Parties agrees that compliance with the covenants set forth on Schedule 7.01 may be enforced or waived solely by it, and it shall not enter into any agreement or make any commitment to any other Person with respect to the enforcement or waiver of such covenants.

          Section 7.02. GE Capital Covenants. (a) GE Capital agrees, in connection with any agreements Continental may enter into in connection with the redelivery of aircraft to lessors, to consent to the grant of a Lien on B-1 Collateral or B-2 Collateral reasonably acceptable to GE Capital, subordinate to the Lien of the B-1 Collateral Agent on the B-1 Collateral or the B-2 Collateral Agent on the B-2 Collateral, in form and substance and pursuant to documentation reasonably satisfactory to GE Capital (which agreement shall include provisions prohibiting such lessors from foreclosing upon, or otherwise exercising rights with respect to, such Collateral), to secure Continental's obligations to such lessors under such agreements.

          (b) GE Capital agrees to consent to an amendment to the certificate of incorporation of Continental, in form and substance reasonably satisfactory to it, which amendment would provide for the amendment to the terms of the Air Canada Preferred Stock and the GE Capital Preferred Stock to provide that dividends payable on such preferred stock during the period from March 1, 1995 to February 28, 1997 shall be paid only in additional shares of such preferred stock.


                        ARTICLE VIII

                  INTEREST RATE PROTECTION

          Section 8.01. Interest Rate Protection. So long as any Deferred Amounts (other than the A-300 Obligations) remain outstanding, Continental may request that GE Capital provide it with interest rate cap agreements or other substantially similar agreements or arrangements satisfactory to GE Capital (each an "Interest Rate Agreement") which would provide Continental with a maximum LIBOR Rate not to exceed 8% on any or all of the Deferred Amounts (other than the A-300 Obligations) for the remaining term of such obligations so long as the aggregate cost of such Interest Rate Agreements does not exceed $5 million.

          Section 8.02.  Procedure.  Any request by
Continental pursuant to Section 8.01 shall indicate the notional amount of the Interest Rate Agreement to be provided (which notional amount shall not exceed the maximum principal amount of the Deferred Amount for which the Interest Rate Agreement is being requested), the term of such interest rate protection and the type of Interest Rate Agreement being requested. GE Capital will, within five Business Days of having received such request, notify Continental of the cost of such Interest Rate Agreement. If Continental accepts such offer, then, so long as no Event of Default (as defined in each of the CMI Loan Agreement, the B-1 Loan Agreement, the B-2 Loan Agreement or the Consolidation Loan Agreement) shall have occurred and be continuing, GE Capital shall promptly provide Continental with a draft Interest Rate Agreement and an amendment to the underlying documentation increasing the principal amount of such Deferred Amount by the cost of such Interest Rate Agreement. GE Capital shall have no obligation to execute any Interest Rate Agreement unless and until Continental shall have executed an amendment evidencing the additional obligation.


                         ARTICLE IX

                    CONDITIONS PRECEDENT

          Section 9.01.  Conditions Precedent.  The
obligation of the GE Parties to effect any of the transactions described herein or in the Restructuring
Documents shall be subject to each GE Party having received a copy of each of the following items which, unless otherwise indicated, shall be dated the Restructuring Date:

               (a)  The Modification Note Amendments, the
     Rent Deferral Note Amendments and the Lease Deferral
     Notes, duly executed by Continental.

               (b)  The B-1 Loan Amendment, the B-2 Loan
     Amendment, the Consolidation Loan Amendment and the
     Lease Amendments, duly executed by Continental.

               (c)  The CMI Loan Amendment, duly executed by
     CMI.

               (d)  The B-1 Collateral Document Amendment,
     the B-2 Collateral Document Amendment, the Pledge Supplement to the Continental Express Pledge Agreement, the Continental AMI Pledge Amendment, the Aircraft Mortgage Supplement and the Consolidation Collateral Agency Agreement Amendment, the Consolidation Mortgage and Security Agreement Amendment, and the Consolidation Security Agreement Amendment, duly executed by Continental; and the Express Collateral Agency Agreement Amendment, the Express B-1 Guaranty Amendment and the Express B-2 Guaranty Amendment, duly executed by Express; together with:

               (i)  executed copies of proper Financing
          Statements (Form UCC-1), to be duly filed under the Uniform Commercial Code of each jurisdiction as may be necessary or, in the reasonable opinion of any GE Party, desirable to perfect the security interests created by the Collateral Document Amendments;

              (ii)  evidence of the completion of all
          recordings and filings of the Collateral Document
          Amendments as may be necessary or, in the reasonable opinion of the GE Parties, desirable to perfect, or continue the perfection of, the Liens created thereby;

             (iii)  certificates representing the Pledged
          Shares referred to in the Pledge Supplement to the Continental Express Pledge Agreement and undated stock powers for such certificates executed in blank; and

              (iv)  evidence that all other actions
          necessary or, in the reasonable opinion of any GE
          Party, desirable to perfect and protect the security interests created by the Collateral
          Document Amendments have been taken.

               (e)  Letter Agreement No. 7, duly executed by
     Continental.

               (f)  An amendment, in form and substance
     satisfactory to GE, amending that certain General Terms
     Agreement Number 6, dated November 4, 1994, duly executed by Continental.

               (g)  The Reimbursement Agreement, duly
     executed by Continental.

               (h)  The Restructuring Collateral Valuation
     Report.

               (i)  The Air Canada Consent, duly executed by
     Air Canada.

               (j)  A Certificate (the statements in which
     shall be true) of a Responsible Officer of Continental, reasonably satisfactory in form and substance to the GE Parties, stating that (i) all of the representations and warranties of Continental contained herein or in any of the Restructuring Documents are correct on and as of the Restructuring Date as though made on and as of such date (except to the extent any such representation or warranty expressly relates to an earlier date), (ii) no event has occurred and is continuing, or would result from the transactions contemplated by this Agreement or the Restructuring Documents, which constitutes or would constitute a Default or an Event of Default (as defined in the B-1 Loan Agreement, the B-2 Loan Agreement, the CMI Loan Agreement or the Consolidation Loan Agreement), after giving effect to transactions contemplated by the Restructuring Documents, except for the payment defaults set forth in the Disclosure Letter and any other default under any of the "cross default" provisions of each such agreement, and (iii) the conditions set forth in Section 9.02 have been satisfied.

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               (m)  Evidence, in form and substance
     satisfactory to the GE Parties, that Continental shall have withdrawn any objection made in the Bankruptcy
     Court to the payment of the fees and expenses incurred by any GE Party in connection with Continental's
     Chapter 11 proceeding in the Bankruptcy Court.

               (n)  Favorable opinions of counsel to the
     Continental Parties in substantially the forms of Exhibits T-1 and T-2 hereto, it being understood that to the extent that such opinions of counsel to the Continental Parties shall rely upon any other opinion of counsel, each such other opinion shall be in form and substance reasonably satisfactory to each GE Party and shall provide that such GE Party and its successors and assigns may rely thereon.

               (o) Resolutions of the board of directors of each Continental Party, in form and substance reasonably satisfactory to each GE Party, each certified by the Secretary or Assistant Secretary of such Continental Party, as of the Restructuring Date, to be duly adopted and in full force and effect on such date, authorizing (i) the execution, delivery and performance by such Continental Party of each of the Restructuring Documents to which such Continental Party is a party, and (ii) officers to execute and deliver this Agreement and the other Restructuring Documents to which such Continental Party is a party.

               (p)  Governmental certificates or other
     evidence, dated the most recent practicable date prior to the Restructuring Date, with telegram updates where available, showing that each Continental Party is organized and in good standing in the jurisdiction of its organization and is qualified as a foreign corporation and in good standing in all jurisdictions identified on Schedule 10.03.

               (q)  A copy of each Continental Party's
     organizational charter and all amendments thereto, in form and substance reasonably satisfactory to each GE Party, in each instance, certified as of a recent date by the Secretary of State of the jurisdiction of its organization, and a copy of each Continental Party's by-laws, in form and substance reasonably satisfactory to each GE Party, in each instance, certified by the Secretary or Assistant Secretary of such Continental Party as true and correct as of the Restructuring Date.

               (r)  Certificates of the Secretary or an
     Assistant Secretary of each Continental Party, dated the Restructuring Date, as to the incumbency and signatures of the officers of such Continental Party executing this Agreement, any of the other
     Restructuring Documents and any other certificate or other document to be delivered pursuant hereto or thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

               (s)  Such additional information and
     materials, including, without limitation, copies of any debt agreements, security agreements and other material contracts as any GE Party may reasonably request.

          Section 9.02.  Additional Conditions to
Restructuring. In addition to the conditions precedent set forth in Section 9.01 hereof, no GE Party shall be obligated to perform any of its obligations in any Restructuring Document or hereunder unless and until the following conditions precedent have been satisfied (or each GE Party shall have waived such requirement) in a manner reasonably satisfactory to such GE Party:

               (a)  All (i) Regulatory Approvals and
     (ii) third-party consents referred to in Section 10.04
     (vii) necessary to permit each Continental Party to consummate the transactions contemplated hereby and by the Restructuring Documents shall have been obtained.

               (b)  All Restructuring Expenses then due and
     payable and all other costs and expenses incurred by any GE Party in connection with the matters contemplated by this Agreement shall have been paid prior to, or will be paid on, the Restructuring Date.

               (c)  After giving effect to the transactions
     contemplated hereby, all unpaid amounts with respect to the B-1 Loan Agreement, the B-2 Loan Agreement, the CMI Loan Agreement, the Consolidation Loan Agreement and the Aircraft Leases shall have been paid prior to, or will be paid on, the Restructuring Date.

               (d) Each GE Party shall be satisfied that it shall have received a lien on all Collateral required to be granted to it pursuant to the Loan Documents or any Restructuring Document.

               (e)  Continental shall have entered into a
     restructuring agreement, in form and substance satisfactory to each GE Party, pursuant to which it will have rescheduled its obligations with Boeing to purchase aircraft in 1996 and 1997.


                          ARTICLE X

               REPRESENTATIONS AND WARRANTIES

          To induce the GE Parties to enter into this Agreement and the other Restructuring Documents, Continental makes the following representations and warranties to such GE Parties, each and all of which shall be true and correct as of the date of execution and delivery of this Agreement, and shall survive the execution and delivery of this
Agreement:

          Section 10.01. Corporate Existence; Compliance with Law. Continental and each of its Subsidiaries (other than the Excluded Subsidiaries) (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation; (ii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification (except for jurisdictions in which such failure to so qualify or to be in good standing would not have a Material Adverse Effect); (iii) has the requisite corporate power and authority to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now conducted and as proposed to be conducted immediately after the Restructuring Date; (iv) has, or by the Restructuring Date will have, all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and current conduct except where the failure to so obtain or comply would not have a Material Adverse Effect; (v) is in compliance with its certificate or articles of incorporation and by-laws; and (vi) is in compliance with all applicable provisions of law where the failure to comply would have a Material Adverse Effect.

          Section 10.02. Executive Offices. The current location of Continental's and each of its Subsidiaries' (other than the Excluded Subsidiaries) executive offices and principal places of business are set forth on Schedule 10.02 hereto.

          Section 10.03.  Subsidiaries.  There are no
Subsidiaries of Continental other than as set forth on
Schedule 10.03 hereto. Schedule 10.03 sets forth such Subsidiaries (other than the Excluded Subsidiaries), together with their respective jurisdictions of organization, and the authorized and outstanding Stock of each such Subsidiary, by class and number and percentage of each class legally owned by Continental or any of its Subsidiaries (other than the Excluded Subsidiaries) or any other Person. There are no options, warrants, rights to purchase or similar rights covering, or agreements to issue or sell, Stock of any Subsidiary (other than the Excluded Subsidiaries), nor agreements restricting the voting or disposition of such Stock, except for the CMI Loan Documents (as defined in the CMI Loan Agreement) and as set forth on
Schedule 10.03.

          Section 10.04. Corporate Power; Authorization; Enforceable Obligations. The execution, delivery and performance by Continental and its Subsidiaries (other than the Excluded Subsidiaries) of the Restructuring Documents to be delivered by Continental and such Subsidiaries, to the extent they are parties thereto, hereunder and thereunder, and the creation of all Liens in favor of any GE Party provided for herein and therein: (i) are within Continental's and such Subsidiaries' corporate power;
(ii) have been, or by the Restructuring Date will be, duly authorized by all necessary corporate action; (iii) are not in contravention of any provision of Continental's, or such Subsidiaries' respective certificates or articles of incorporation or by-laws; (iv) will not violate any law or regulation or any order or decree of any court or governmental instrumentality; (v) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any material indenture, mortgage, deed of trust, lease, agreement or other instrument to which Continental or any of such Subsidiaries is a party or by which Continental or any of such Subsidiaries or any of their property is bound;
(vi) will not result in the creation or imposition of any Lien upon any of the property of Continental or any of such Subsidiaries other than those created pursuant to the Loan Documents or the Restructuring Documents; and (vii) do not require the consent or approval of any governmental body, agency, authority or any other Person except consents and approvals to be obtained on or prior to the Restructuring Date and except where the failure to obtain such consents or approvals will not have a Material Adverse Effect. All Regulatory Approvals and all other consents and approvals necessary to permit Continental and its Subsidiaries (other than the Excluded Subsidiaries) to conduct their business operations have been or will be duly obtained on or prior to the Restructuring Date. At or prior to the Restructuring Date, each of the Restructuring Documents contemplated to be executed prior to or on the Restructuring Date shall have been duly executed and delivered for the benefit of or on behalf of Continental or its Subsidiaries (other than the Excluded Subsidiaries), as the case may be, and each shall then constitute a legal, valid and binding obligation of Continental or its Subsidiaries, to the extent they are parties thereto, enforceable against them in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally or by the application of general principles of equity.

          Section 10.05. Financial Statements. (a) The draft consolidated balance sheet of Continental and its Subsidiaries for the year ended December 31, 1994 (including notes thereto) set forth in the draft Form 10-K for Continental for fiscal year 1994 (the "Draft 10-K"), which is substantially similar to the Form 10-K to be filed by Continental with the Securities and Exchange Commission, a copy of which has been furnished to each GE Party prior to the date of this Agreement, presents fairly the consolidated financial position of Continental and its consolidated Subsidiaries at December 31, 1994.

          (b) The audited consolidated balance sheet of Continental as at December 31, 1993 and the related consolidated statements of income, retained earnings and cash flow for the year then ended, with the opinion thereon of Ernst & Young, LLP, and the consolidated balance sheet of Continental as at September 30, 1994 and the related consolidated statements of income, retained earnings and cash flow for the nine months then ended, copies of which have been furnished to the GE Parties prior to the date of this Agreement, have been, except as noted therein, prepared in conformity with GAAP consistently applied throughout the periods involved and present fairly the consolidated financial position of Continental as at the dates thereof, and the results of operations and cash flow for the periods then ended, subject to year end adjustments.

          Section 10.06.  [Reserved].

          Section 10.07.  Ownership of Property; Liens.
(a) As of the date of this Agreement, except as disclosed in
Schedule 10.07(a), neither Continental nor any of its Subsidiaries (excluding the AMI Companies and the Excluded Subsidiaries) own fee simple title to any Real Estate. All real and personal property owned by Continental or its Subsidiaries (excluding the AMI Companies and the Excluded Subsidiaries) is described in Schedule 10.07(a) hereto.
None of the properties and assets of Continental or its Subsidiaries (excluding the AMI Companies and the Excluded Subsidiaries) including, without limitation, the Leases, are subject to any Liens, except Permitted Encumbrances.

          (b) All Material Leases of Continental or its Subsidiaries (excluding the AMI Companies and the Excluded Subsidiaries) as of the date of this Agreement are set forth on Schedule 10.07(b), together with information regarding the commencement date, termination date and renewal options, if any. Except as set forth in the Disclosure Letter, neither Continental nor the applicable Subsidiary nor, to the knowledge of Continental, any other party to any such Material Lease, is in default of its obligations thereunder or has delivered or received any notice of default under any such Material Lease, nor has any event occurred which, with the giving of notice, the passage of time or both, would constitute a default under any such Material Lease, except, in each case, for any default which would not have a Material Adverse Effect.

          Section 10.08. No Default. Except as set forth in the Disclosure Letter, neither Continental nor any of its Subsidiaries (other than the Excluded Subsidiaries) is in default, nor, to Continental's knowledge, is any third party in default, under or with respect to any contract, agreement, lease or other instrument to which Continental or any such Subsidiary is a party, except for any default which (either individually or collectively with other defaults arising out of the same event or events) would not have a Material Adverse Effect. No Default or Event of Default (as defined in the B-1 Loan Agreement, the B-2 Loan Agreement, the CMI Loan Agreement or the Consolidation Loan Agreement), other than any default under any of the "cross default" provisions of each such agreement, has occurred and is continuing, after giving effect to the transactions contemplated by the Restructuring Documents.


          Section 10.09. Investment Company Act. Neither Continental nor any of its Subsidiaries (other than the Excluded Subsidiaries) is (a) an "investment company" required to register under the Investment Company Act of 1940, as amended, or (b) an "affiliated person" of, or "promoter" or "principal underwriter" for, such an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. The consummation of the transactions contemplated by this Agreement and the other Restructuring Documents will not violate any provision of such Act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

          Section 10.10.  No Litigation.  Except as set
forth in the Draft 10-K, no action, claim or proceeding is now pending or, to the knowledge of Continental, threatened against Continental or any of its Subsidiaries, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any foreign government or any federal, state or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which is reasonably likely to have a Material
Adverse Effect.  None of the matters set forth in the Draft
10-K questions the validity of any of the Restructuring
Documents or any action taken or to be taken pursuant thereto.

          Section 10.11. Collateral Valuation Report. The Restructuring Collateral Valuation Report does not omit any material (after taking into account any Permitted Encumbrances thereon) item of property (other than Excluded Property) to be owned by Continental or any of its Subsidiaries (other than the AMI Companies or the Excluded Subsidiaries) immediately after the Restructuring Date and the Route valuation information contained therein accurately reflects the conclusions and assumptions contained in the Morten Beyer and Associates appraisals referred to therein.

          Section 10.12.  Operations.  (a)  Set forth on
Schedule 10.12(a) are true, correct and complete lists, as of the date of this Agreement, of (i) all Slots (within the meaning set forth in clauses (i) and (ii) of the definition thereof) and Routes held or used by Continental or any of its Subsidiaries (excluding the AMI Companies, System One and the Excluded Subsidiaries) and indicating those Routes not being used or operated by Continental or any of its Subsidiaries (excluding the AMI Companies and the Excluded Subsidiaries) as of the date of this Agreement and not intended to be used or operated hereafter (such Routes being referred to as "Dormant Routes"); and (ii) all Gates leased by Continental or any of its Subsidiaries (excluding the AMI Companies and the Excluded Subsidiaries) in or outside the U.S. Continental and its Subsidiaries (other than the Excluded Subsidiaries) hold the Slots (within the meaning set forth in clauses (i) and (ii) of the definition thereof) held by them pursuant to Title 14 or equivalent foreign regulations, subject only to the regulations of the FAA, an equivalent foreign Governmental Authority and Permitted Encumbrances, and each of them has, at all times after obtaining such Slot, complied in all material respects with all of the terms, conditions and regulations set forth in Title 14 or any equivalent foreign regulation, including, without limitation, the usage requirements set forth in
Section 93.227 of Title 14 or any equivalent foreign regulation (except where noncompliance shall have been waived by the FAA or an equivalent foreign Governmental Authority), and there exists no material violation of such terms, conditions and regulations that gives the FAA or any equivalent foreign Governmental Authority the right to terminate, cancel, withdraw or modify any such Slots.

          (b) Each of Continental, CMI and Express is a "citizen of the United States" as defined in Section 101(16) of the Aviation Act. Each of Express, CMI and Continental is a duly certificated "air carrier" within the meaning of the Aviation Act authorized to transport passengers, property and mail in interstate, overseas and foreign air transportation and is certificated under Sections 401 and 604(b) of the Aviation Act. All such certificates or exemptions from the requirement to possess certificates or their foreign equivalents are in force and duly issued to Continental, CMI or Express, as the case may be, by the DOT, the FAA or its predecessor agency or the applicable equivalent foreign Governmental Authority, and all material licenses, permits, authorizations, certificates of compliance, certificates of public convenience and necessity and other certificates (including, without limitation, air carrier operating certificates and operations specifications issued by the FAA or any applicable equivalent foreign Governmental Authority pursuant to Part 121 of the Regulations of the FAA or equivalent foreign regulation), which are required by the DOT and the FAA or any equivalent foreign Governmental Authority and which are adequate for the conduct of the business of Continental, CMI and Express as now conducted and as proposed to be conducted immediately after the Restructuring Date, are in full force and effect. There are no license fees due and payable on Continental's, CMI's or Express' DOT or FAA licenses or their applicable foreign equivalents. Continental, CMI and Express are in compliance with all material requirements of the licenses, permits, authorizations and certificates issued to each of them by the DOT and the FAA or any applicable equivalent foreign Governmental Authority and none of the FAA, DOT or any applicable equivalent foreign agency is taking any action or, to the knowledge of Continental, considering the taking of any action to revoke, suspend, modify or amend such licenses, permits, authorizations or certificates which is reasonably likely to have a Material Adverse Effect.

          (c)  Schedule 10.12(c) sets forth a true and
complete list of (i) all airframes and aircraft engines, including serial numbers, which, to the best of Continental's knowledge, will be operated by Continental or its Subsidiaries (excluding the Excluded Subsidiaries) immediately after the Restructuring Date and indicates whether such airframes and aircraft engines will be owned or leased and (ii) a complete list of all locations at which Spare Parts owned and used by Continental or its Subsidiaries (other than the Excluded Subsidiaries) in their business are kept.

          Section 10.13. Existing Indebtedness. Neither Continental nor any of its Subsidiaries (excluding the AMI Companies, the Excluded Subsidiaries and excluding intercompany Indebtedness) will be obligated with respect to any Indebtedness on the Restructuring Date other than (i) the Indebtedness described in the Draft 10-K (ii) modification financing incurred in connection with the modification of the aircraft owned or leased by Continental and such Subsidiaries, (iii) deferred rental or interest obligations incurred in connection with aircraft owned or leased by Continental and such Subsidiaries, (iv) Indebtedness incurred pursuant to the Restructuring Documents and (v) Indebtedness incurred in the ordinary course of business since December 31, 1994.

          Section 10.14.  Excluded Subsidiaries.  Each of
the Excluded Subsidiaries is an inactive corporation and none of the Excluded Subsidiaries is engaged in the conduct of business. None of the Excluded Subsidiaries owns any material assets or is obligated with respect to any Indebtedness or liabilities other than immaterial liabilities or liabilities that are joint and several with Continental.

          Section 10.15. Fees. Neither Continental nor any of its Subsidiaries have paid any fees or other compensation to Air Partners, or any entity controlled by, or under common control with, Air Partners (other than director compensation), in connection with the transactions contemplated by this Agreement or the Restructuring Plan.



                         ARTICLE XI

                        MISCELLANEOUS

          Section 11.01. Complete Agreement; Modification of Agreement. (a) The Restructuring Documents constitute the complete agreement between the parties with respect to the subject matter hereof. The Restructuring Documents supersede any and all discussions, negotiations, understandings or agreements, written or oral, express or implied, with respect thereto, which are merged herein and superseded hereby. No Continental Party may sell, assign or transfer any of the Restructuring Documents or any portion thereof, including, without limitation, such Continental Party's rights, title, interests, remedies, powers and duties hereunder or thereunder. No GE Party may sell, assign or transfer any of its rights or obligations under any of the Restructuring Documents, except to any of its Affiliates, without the consent of Continental, which consent will not be unreasonably withheld.

          (b) No amendment or waiver of any provision of this Agreement or any other Restructuring Document, nor consent to any departure by any Continental Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the GE Parties party thereto (and the Continental Party party thereto, with respect to any amendment), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          Section 11.02.  Fees and Expenses.  (a)  The
Continental Parties shall pay all reasonable out-of-pocket expenses of the GE Parties and/or Relevant Collateral Agent (including the reasonable fees and expenses of all of their respective counsel retained in connection with the Restructuring Documents and the transactions contemplated thereby) arising after December 14, 1994, in connection with the negotiation, preparation, execution and recordation of the Restructuring Documents.

          (b) The Continental Parties shall also pay all reasonable out-of-pocket expenses incurred after the Restructuring Date:

               (i)  of any GE Party in connection with any
          request of any Continental Party for any waivers, amendments, modifications or consents relating to the Restructuring Documents or any other matters undertaken by any GE Party and/or Relevant Collateral Agent, in each instance, at the request of any Continental Party;

              (ii)  of any GE Party and/or Relevant
          Collateral Agent in connection with any of the following acts which are undertaken by such GE Party and/or Relevant Collateral Agent in connection with the evaluation and enforcement of their remedies in connection with an Event of Default under any Loan Document: (A) any attempt to verify, protect, collect, sell, liquidate or otherwise dispose of the Collateral; (B) the commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, counterclaim, motion or other pleading in any legal proceeding relating to the exercise by any GE Party and/or Relevant Collateral Agent of rights or remedies under the Restructuring Documents; or (C) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) relating to the exercise by any GE Party and/or Relevant Collateral Agent of rights under the Restructuring Documents; and

             (iii)  of any GE Party and/or Relevant
          Collateral Agent after the occurrence and during the continuation of an Event of Default under any Loan Document, in enforcing any Obligations or in foreclosing against or realizing upon the Collateral (or any portion thereof), in attempting to enforce or enforcing a Lien on any of the Collateral or exercising or enforcing any other right or remedy available by reason of such Event of Default against any Continental Party, any of its Subsidiaries or any other Person that may be obligated to any GE Party and/or Relevant Collateral Agent by virtue of any of the Restructuring Documents.

          The Restructuring Expenses shall be due and payable ten (10) days after written demand by any GE Party and/or Relevant Collateral Agent upon any Continental Party and shall constitute additional Obligations secured under this Agreement and the other Restructuring Documents.

          Section 11.03. No Waiver by any GE Party. Any GE Party's failure, at any time or times, to require strict performance by any Continental Party of any provision of this Agreement and any of the other Loan Documents shall not waive, affect or diminish any right of such GE Party thereafter to demand strict compliance and performance therewith. Any suspension or waiver by any GE Party of an Event of Default by any Continental Party under the Loan Documents shall not suspend, waive or affect any other Event of Default by any Continental Party under this Agreement and any of the other Loan Documents, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of any Continental Party contained in this Agreement or any of the other Loan Documents and no Event of Default by any Continental Party under this Agreement and no defaults by any Continental Party under any of the other Loan Documents shall be deemed to have been suspended or waived by any GE Party, unless such suspension or waiver is by an instrument in writing, signed by an officer of such GE Party and directed to such Continental Party specifying such suspension or waiver.

          Section 11.04. Remedies. Any GE Party's rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which any GE Party may have under any other agreement, including, without limitation, the Restructuring Documents, by operation of law or otherwise. Recourse to any collateral granted to any GE Party shall not be required.

          Section 11.05.  Waiver of Jury Trial.  To the
extent permitted by applicable law, the parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights under the Restructuring
Documents.

          Section 11.06.  Severability.  Wherever possible,
each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law; but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          Section 11.07. Parties. This Agreement and the other Restructuring Documents shall be binding upon, and inure to the benefit of, the successors of any Continental Party or any GE Party and the permitted assigns, transferees and endorsees of any GE Party or any Collateral Agent.

          Section 11.08. Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Restructuring Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Restructuring Documents or Loan Documents (as defined in the CMI Loan Agreement, the B-1 Loan Agreement, the B-2 Loan Agreement or the Consolidation Loan Agreement), the provision contained in this Agreement shall govern and control.

          Section 11.09. Consents. Upon satisfaction of the conditions contained in Article IX hereof, each GE Party hereby consents to all waivers, amendments and modifications contained in each of the Restructuring Documents to the extent required in the underlying documents.

          Section 11.10.  Governing Law.  Except as
otherwise expressly provided in any of the Restructuring Documents, in all respects, including all matters of construction, validity and performance, this Agreement and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, and any applicable laws of the U.S. Each GE Party, Relevant Collateral Agent and each Continental Party agrees to submit to personal jurisdiction and, to the extent permitted by applicable law, to waive any objection as to venue in the County of New York, State of New York.
To the extent permitted by applicable law, service of process on any GE Party, Continental Party or Collateral Agent in any action arising out of or relating to any of the Restructuring Documents shall be effective if mailed to such party at the address listed in Section 11.11 hereof.
Nothing herein shall preclude any GE Party or Continental Party from bringing suit or taking other legal action in any other jurisdiction.

          Section 11.11. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be delivered either in person, with receipt acknowledged, or by telecopy and confirmed by telecopy answerback or sent by a nationally recognized overnight air delivery service, postage prepaid, addressed as follows:

          (a)  If to any GE Party other than GE at:

               GE Capital Aviation Services, Inc.
               263 Tresser Boulevard
               7th Floor
               Stamford, Connecticut 06927-4900
               Attention:  Manager-Operations
                           Commercial Aviation
               Telecopy Number:  203/357-4585

               With copies, in each case, to:

               GE Capital Aviation Services, Inc.
               263 Tresser Boulevard
               7th Floor
               Stamford, Connecticut  06927-4900
               Attention:  General Counsel
               Telecopy Number:  203/357-6264

          (b)  If to GE at:

               General Electric Company
               Aircraft Engines
               One Neumann Way
               Mail Drop F-17
               Cincinnati, Ohio 45215
               Attention:  Manager, Legal Operations
               Telecopy Number:  513/243-8068
          (c)  If to any Continental Party:

               Continental Airlines, Inc.
               2929 Allen Parkway, Suite 1466
               Houston, Texas  77019
               Attention:  General Counsel
               Telecopy Number:  713/834-5161

               With copies to:

               Continental Airlines, Inc.
               2929 Allen Parkway, Suite 1580
               Houston, Texas  77019
               Attention:  Vice President-Treasurer
               Telecopy Number:  713/834-2448

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which delivered personally or by a nationally recognized overnight air delivery service, with receipt acknowledged or telecopied and confirmed by telecopy answerback. To the extent permitted by applicable law, failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

          Section 11.12. Survival. The representations and warranties of Continental in this Agreement shall survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described herein or related hereto.

          Section 11.13.  Section Titles.  The Section
titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

          Section 11.14.  Counterparts.  This Agreement may
be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

          Section 11.15. Confidentiality. (a) Each GE Party agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound business practices, any non-public information supplied to it by any Continental Party pursuant to this Agreement or any other Restructuring Document or received by any GE Party as a result of any inspection conducted by it; provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any GE Party, (iii) to bank examiners, auditors, accountants or appraisers, (iv) to a Subsidiary or Affiliate of any GE Party, (v) to any assignee (or prospective assignee) permitted by the terms of this Agreement so long as such assignee (or prospective assignee) agrees (in a written instrument furnished to and for the benefit of the Continental Parties) to the provisions of this Section 11.15, or (vi) to any other Person in the course of the enforcement of any GE Party's rights or remedies hereunder or under any other Restructuring Document; provided, further, that in no event shall any GE Party be obligated or required to return any materials furnished to it by any Continental Party or any of their respective Subsidiaries.

          (b) Continental and the GE Parties shall, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), agree upon the text of any press release relating to this Agreement or the transactions contemplated hereby before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any related filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto.

          Section 11.16. Officers' Certificates. It is not intended that any certificate of any officer of any Continental Party delivered to any GE Party pursuant to the provisions of this Agreement or any other Restructuring Document shall give rise to any personal liability on the part of such officer as a result of the delivery of any such certificate. Any such certificate shall be deemed to be limited to the best of such officer's knowledge regarding the statements contained therein.

         IN WITNESS WHEREOF, this Agreement has been executed on behalf of each of the parties as of the date first written above.

CONTINENTAL AIRLINES, INC.



By:    /s/ JOHN LUTH
     John E. Luth
     Senior Vice President and
     Chief Information Officer


CONTINENTAL EXPRESS, INC.



By:    /s/ JOHN LUTH
     John E. Luth
     Attorney-in-Fact


GENERAL ELECTRIC CAPITAL
  CORPORATION



By:    /s/ ERIC M. DULL
     Eric M. Dull
     Attorney-in-Fact


GENERAL ELECTRIC COMPANY



By:    /s/ MARK D. POWERS
Name:  Mark D. Powers
Title: Director, Customer
       Sales Financing

GLOBAL PROJECT & STRUCTURED
  FINANCE CORPORATION



By:    /s/ ERIC M. DULL
     Eric M. Dull
     Vice President
                      TABLE OF CONTENTS

                                                        Page

                          ARTICLE I

                         DEFINITIONS. . . . . . . . . . .  1

     Section 1.01.  Other Defined Terms.. . . . . . . . .  1
     Section 1.02.  Defined Terms.. . . . . . . . . . . .  1

                         ARTICLE II

     [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY
     WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO
     A REQUEST FOR CONFIDENTIAL TREATMENT]


                         ARTICLE III

                        A-300 RETURN. . . . . . . . . . . 12

     Section 3.01.  Compliance with Lease.. . . . . . . . 12
     Section 3.02.  Return Condition. . . . . . . . . . . 12
     [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

                         ARTICLE IV

     [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY
     WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO
     A REQUEST FOR CONFIDENTIAL TREATMENT]

                          ARTICLE V

     [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY
     WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO
     A REQUEST FOR CONFIDENTIAL TREATMENT]

                         ARTICLE VI

     [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY
     WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO
     A REQUEST FOR CONFIDENTIAL TREATMENT]


                         ARTICLE VII

                    ADDITIONAL COVENANTS. . . . . . . . . 15

     Section 7.01.  Continental Covenants . . . . . . . . 15
     Section 7.02.  GE Capital Covenants. . . . . . . . . 15

                        ARTICLE VIII

                  INTEREST RATE PROTECTION. . . . . . . . 16

     Section 8.01.  Interest Rate Protection. . . . . . . 16
     Section 8.02.  Procedure . . . . . . . . . . . . . . 16

                         ARTICLE IX

                    CONDITIONS PRECEDENT. . . . . . . . . 17

     Section 9.01.  Conditions Precedent. . . . . . . . . 17
     Section 9.02.  Additional Conditions to
                    Restructuring . . . . . . . . . . . . 21

                          ARTICLE X

               REPRESENTATIONS AND WARRANTIES . . . . . . 21

     Section 10.01.  Corporate Existence; Compliance
                     with Law.. . . . . . . . . . . . . . 22
     Section 10.02.  Executive Offices. . . . . . . . . . 22
     Section 10.03.  Subsidiaries.. . . . . . . . . . . . 22
     Section 10.04.  Corporate Power; Authorization;
                     Enforceable Obligations. . . . . . . 23
     Section 10.05.  Financial Statements . . . . . . . . 24
     Section 10.06.  [Reserved] . . . . . . . . . . . . . 24
     Section 10.07.  Ownership of Property; Liens . . . . 24
     Section 10.08.  No Default . . . . . . . . . . . . . 25
     Section 10.09.  Investment Company Act . . . . . . . 25
     Section 10.10.  No Litigation. . . . . . . . . . . . 26
     Section 10.11.  Collateral Valuation Report. . . . . 26
     Section 10.12.  Operations . . . . . . . . . . . . . 26
     Section 10.13.  Existing Indebtedness. . . . . . . . 28
     Section 10.14.  Excluded Subsidiaries. . . . . . . . 28
     Section 10.15.  Fees.. . . . . . . . . . . . . . . . 28

                         ARTICLE XI

                        MISCELLANEOUS . . . . . . . . . . 29

     Section 11.01.  Complete Agreement; Modification
                     of Agreement . . . . . . . . . . . . 29
     Section 11.02.  Fees and Expenses. . . . . . . . . . 29
     Section 11.03.  No Waiver by any GE Party. . . . . . 31
     Section 11.04.  Remedies . . . . . . . . . . . . . . 31
     Section 11.05.  Waiver of Jury Trial . . . . . . . . 31
     Section 11.06.  Severability . . . . . . . . . . . . 31
     Section 11.07.  Parties. . . . . . . . . . . . . . . 32
     Section 11.08.  Conflict of Terms. . . . . . . . . . 32
     Section 11.09.  Consents.. . . . . . . . . . . . . . 32
     Section 11.10.  Governing Law. . . . . . . . . . . . 32
     Section 11.11.  Notices. . . . . . . . . . . . . . . 33
     Section 11.12.  Survival . . . . . . . . . . . . . . 34
     Section 11.13.  Section Titles . . . . . . . . . . . 34
     Section 11.14.  Counterparts . . . . . . . . . . . . 34
     Section 11.15.  Confidentiality. . . . . . . . . . . 35
     Section 11.16.  Officers' Certificates . . . . . . . 35

     [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY
     WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO
     A REQUEST FOR CONFIDENTIAL TREATMENT]

                        SCHEDULE 2.01

               AIRCRAFT SUBJECT TO REDELIVERY

                Manufacturer's Serial Numbers

               737's                         MD-80's

               23369                         49102*
               23370                         49114*
               23371                         49116*
               23372                         49117*
               23455                         49118*
               23456                         49229
               23457                         49246

                        SCHEDULE 2.05

                    Aircraft Information

          Information to be reported, as requested, shall include, but not be limited to, the following:

1. Total aircraft time and cycles, and certified maximum aircraft weight.

2. Total aircraft time and cycles at last "C" check and "D" check (specifying the number of such check), and the number of hours and cycles until the next check is to be performed.

3. Part and serial number for each time controlled and life limited part installed on the aircraft indicating total time/cycles and time remaining, including landing gear.

4. Part and serial number of APU with total hours/cycles since new, total hours/cycles at last overhaul and date of next scheduled or required overhaul.

5. For each installed engine, including for each original engine to the extent such engine is not the original engine installed on the aircraft: (i) total time/cycles since new; (ii) time since last shop visit or overhaul;
     (iii) time remaining until next scheduled "off-wing" maintenance; (iv) "disc sheet" showing part numbers and serial numbers of all time controlled and time limited parts in each engine showing time/cycles used and time/cycles remaining; and (v) service bulletin listing.

6. AD method of compliance record for the aircraft, engines and equipment showing date and method of compliance.

7. Reports of all accidents and incidents involving the aircraft.

8. List of all modifications to the aircraft/list of ste's done by Continental during the lease.

9.   List of major repairs performed on the aircraft

10. LOPA showing the aircraft interior or fleet where common.

11. Pilot log book reports for the 30 days preceding such request.

12. Engine performance monitoring conducted during the 30 days preceding such request.

13.  Service bulletin listing for the aircraft.
SCHEDULE 3

                RESTRUCTURING PLAN DOCUMENTS




1.   1995 Business Plan

2.   1995 Revenue Plan

3.   1995 Fleet Plan

4.   1995 Domestic Capacity Plan

5.   1995 Budget - Operating Expense Plan

6.   1995 Budget - Capacity Reduction

7.   1995 Budget - Capacity Reduction (Division Targets)

8.   1995 Budget - Consolidated Statement of Operations
     (Plan Versus Prior Year)

9.   1995 Capital Expenditure Plan

[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY
     WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO
     A REQUEST FOR CONFIDENTIAL TREATMENT]

                        SCHEDULE 7.01


          Continental shall comply with the covenants or other provisions set forth in Sections [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT], 8.1 and 8.2 of this Schedule 7.01 in lieu of complying with the comparable covenant or other provision in the B-1 Loan Agreement and B-2 Loan Agreement, as the case may be and shall not be required to comply with
Section 6.3 of each of the B-1 Loan Agreement or the B-2 Loan Agreement, as the case may be. Continental and its Subsidiaries, as the case may be, shall also comply with the additional covenants set forth in Sections 7.15 through 7.23 of this Schedule 7.01.

     [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY
     WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO
     A REQUEST FOR CONFIDENTIAL TREATMENT]

          Section 7.15. Cancellation of Indebtedness Owed to It. Continental shall not cancel, or permit any of its Subsidiaries to cancel, any claim or Indebtedness owed to it except for adequate consideration and in the ordinary course of business.

          Section 7.16. No New Subsidiaries. Continental shall not, and shall not permit any of its Subsidiaries to, incorporate or otherwise organize any Subsidiary which was not in existence on the Closing Date unless all the outstanding Stock of such Subsidiary is owned by Continental and pledged to the B-2 Collateral Agent and such Subsidiary shall be and become a Guarantor and shall execute and deliver a Guaranty and a Security Agreement in favor of the B-2 Collateral Agent and in form and substance reasonably acceptable to the GE Parties.

          Section 7.17.  Modification of Charter and By-
Laws. Continental shall not amend, and shall not permit any of its Subsidiaries to amend, its certificate of incorporation or by-laws other than amendments which in the aggregate have no Material Adverse Effect.

     [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY
     WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO
     A REQUEST FOR CONFIDENTIAL TREATMENT]

          Section 8.1.   Disposition of Scheduled Assets.
[Intentionally Omitted]

          Section 8.2    [CONFIDENTIAL MATERIAL OMITTED AND
FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION
PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]